[Letterhead of Tanner LC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation in this registration statement on Amendment 1 for Form SB-2 of our report dated April 15, 2004, and to all references to our Firm included in this registration statement on Form SB-2.

/s/ TANNER LC

Salt Lake City, Utah
August 23, 2005